Flora Growth Corp.

Unaudited Pro Forma Consolidated Statement of Loss and Comprehensive Loss

(Stated in Thousands of United States Dollars)

December 31, 2022

For the year ended December 31, 2022
			Adjustments
	Flora Growth Corp.	Franchise Global Health Inc.	Note	Acquisition of Franchise Global Health Inc.	Consolidated
Revenue	37,171	42,430		-	79,601
Cost of sales	22,757	39,473	2(a)(ii)	(47)	62,183
Gross profit	14,414	2,957		47	17,418
Operating expenses:
Consulting and management fees	11,342	339		-	11,681
Professional fees	4,398	2,221		-	6,619
Selling, general and administrative	4,495	5,926	2(c)	194	10,615
Promotion and communication	8,416	-			8,416
Travel expenses	1,055	-		-	1,055
Share-based compensation	3,404	985		-	4,389
Research and development	430	-		-	430
Operating lease expense	1,221	-			1,221
Depreciation and amortization	2,629	175	2(a)(i)	1,220	4,024
Bad debt expense	1,607	-		-	1,607
Goodwill impairment	25,452	-		-	25,452
Other asset impairments	783	649		-	1,432
Other expenses (income), net	2,489	1,794	2(a)(i)	23	4,306
Total operating expenses	67,721	12,089		1,437	81,247
Operating loss	(53,307)	(9,132)		(1,390)	(63,829)
Listing expenses	-	11,999		-	11,999
Interest (income) expense	(56)	56		-	-
Foreign exchange loss	323	232		-	555
Unrealized loss from changes in fair value	593	-		-	593
Net loss before income taxes	(54,167)	(21,419)		(1,390)	(76,976)
Income tax expense (benefit)	(1,538)	176		(13)	(1,375)
Net loss	(52,629)	(21,595)		(1,377)	(75,601)
Net loss attributable to Flora Growth Corp.	(52,415)	(21,595)		(1,377)	(75,387)
Net loss attributable to non-controlling interests	(214)	-			(214)
Basic and diluted loss per share attributable to Flora Growth Corp.	(13.85)				(12.65)
Exchange differences on foreign operations	(1,624)	(22)		-	(1,646)
Comprehensive loss	(54,253)	(21,617)		(1,377)	(77,247)
Comprehensive loss attributable to Flora Growth Corp.	(54,039)	(21,617)		(1,377)	(77,033)
Comprehensive loss attributable to non-controlling interests	(214)	-		-	(214)

Weighted average number of shares - basic and dilutive	3,785,000			2,176,000	5,961,000

The accompanying notes are an integral part of this pro-forma consolidated statement of loss and comprehensive loss

Flora Growth Corp. Notes to the Unaudited Pro Forma Consolidated Statement of Loss and Comprehensive Loss (Stated in Thousands of United States Dollars)

1. Basis of Presentation

This unaudited pro-forma consolidated statement of loss and comprehensive loss (the "Pro Forma Financial Statement") is prepared to illustrate the impact of the plan of arrangement between Flora Growth Corp. ("Flora" or the "Company") and Franchise Global Health Inc. ("Franchise") (the "Arrangement" or the "Transaction") as if it had taken place on January 1, 2022.

The Company is listed on the NASDAQ and is a manufacturer of global cannabis products and brands, building a connected design-led collective of plant-based wellness and lifestyle brands. Franchise was listed on the TSX Venture Exchange (the "TSXV") and is a company which the primary purpose of the business is the sale of pharmaceutical products, medical devices, cannabis and cannabis products.

The Pro Forma Financial Statement is that of Flora and has been prepared for inclusion in the registration statement of Flora. This Pro Forma Financial Statement is based on Flora's historical audited consolidated financial statements and Franchise's historical unaudited results as adjusted to give effect to the acquisition of Franchise, which closed on December 23, 2022.

This Pro Forma Financial Statement does not necessarily reflect what the combined company's financial condition or results of operations would have been had the acquisition occurred on the dates indicated. They also may not be useful in predicting the future financial condition and results of operations of the combined company. The Company's actual financial condition and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

There have been no adjustments made to give effect to any potential synergies or dis-synergies which may arise from the Arrangement.

The accounting policies used in the preparation of the Pro Forma Financial Statement are those set out in Flora's annual audited financial statements for the year ended December 31, 2022 and as such should be read in conjunction with such audited financial statements.

The unaudited pro forma consolidated statement of loss and comprehensive loss for the year ended December 31, 2022 has been prepared from information derived from the following:

• Flora's audited statement of loss and comprehensive loss for the year ended December 31, 2022;

• Franchise's unaudited statement of operations for the period from January 1, 2022 to December 23, 2022.

The pro forma adjustments include all those transactions attributable to the Arrangement for which the complete financial effects are objectively determinable. The Pro Forma Financial Statement is not intended to reflect the results of operations or the financial position that would have actually resulted had the Arrangement been effected on the dates indicated or the results which may be obtained in the future.

The pro forma adjustments are based on certain estimates and assumptions. Management believes that such assumptions provide a reasonable basis for presenting all the significant effects of the Arrangement contemplated and that the Pro Forma Financial Statement adjustments give appropriate effect to those adjustments and are properly applied in the Pro Forma Financial Statement.

The Pro Forma Financial Statement is based on estimates and assumptions set forth in the notes herein. The Pro Forma Financial Statement is being provided solely for informational purposes and  is not necessarily indicative of any future consolidated financial position or of the consolidated financial position that might have been achieved for the periods indicated; nor is it necessarily indicative of future results that may occur.

Flora Growth Corp. Notes to the Unaudited Pro Forma Consolidated Statement of Loss and Comprehensive Loss (Stated in Thousands of United States Dollars)

2. Pro Forma Assumptions and Adjustments

The unaudited pro forma consolidated statement of loss and comprehensive loss gives effect to the completion of the Arrangement - as if the Arrangement had occurred on January 1, 2022. The Pro Forma Financial Statement is based on the following estimates and assumptions:

a) On October 19, 2022 Flora entered into a share purchase agreement for the Arrangement. Management of Flora has made a determination of the fair value of the tangible and intangible assets acquired and liabilities assumed in the Arrangement. If new information obtained within one year of the date of the Arrangement about the facts and circumstances that existed at the date of the Arrangement identifies adjustments to the amounts then the accounting for the Arrangement is to be revised. The final allocation of the fair value of the net assets acquired and aggregate consideration may be significantly different from the preliminary allocation as presented below:

2,176,297 common shares valued at $4.86 per share, inclusive of a 7.5% fair value discount for the required three-month holding period of the shares.

Total consideration	$9,816

Purchase price allocation:
Cash and cash equivalents	730
Trade receivables	2,271
Inventory	2,019
Indemnity receivables	3,415
Prepaid assets	139
Property, plant and equipment	452
Right of use assets	115
Trade payables and accrued liabilities	(6,245)
Current lease liabilities	(98
Current portion of debt	(1,062)
Long term lease liability	(21)
Deferred income tax liabilities	(1,717)
Intangible assets (i)	6,102
Goodwill	3,716
$9,816

(i) The Company has identified and valued $6,102 in intangible assets in relation to Phatebo GmbH based on their carrying values for supply relationships, licenses and permits, and customer relationships. These intangible assets are to be amortized over a useful life of five years and the Company recorded imputed amortization of $1,220 based on the expected useful life.

(ii) As part of the fair value assessment of the net assets of the Franchise, the fair value of inventory was determined to be excess of the book value. This expense, therefore, represents the incremental value of inventory sold from between January 1, 2022 and December 23, 2022.

b) The Company utilized an effective income tax rate of nil for the pro forma adjustments as these adjustments net to a taxable loss for which there is insufficient evidence to recognize a deferred income tax asset.

c) This adjustment reflects new compensation arrangements executed with certain key executives in connection with the Arrangement, resulting in a $194 increase in the annual compensation for these executives from their previous compensation.